Exhibit 99.1

Information Relating to Part II, Item 14. – Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of shares of Class A common stock of Zillow, Inc., registered pursuant to an automatic shelf registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission on August 19, 2013, which registration statement became effective upon filing (File No. 333-190700), other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission fee and the FINRA filing fee.

SEC registration fee	$64,615.00
FINRA filing fee	225,500.00
The Nasdaq Global Market listing fee	40,000.00
Accounting fees and expenses	160,000.00
Legal fees and expenses	425,000.00
Printing and engraving expenses	38,000.00
Transfer agent and registrar fees and expenses	5,000.00

Total	$958,115.00